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                                                                    EXHIBIT 4-a


                      SOUTHWESTERN BELL TELEPHONE COMPANY

                             OFFICERS' CERTIFICATE

                       6-3/8% Notes Due November 15, 2007

                       Pursuant to Section 2.02(a) of the
                           Indenture Identified Below


              The undersigned, Donald E. Kiernan, Vice President of Southwestern Bell Telephone Company (the "Company"), and Michael D. Olson, Assistant Treasurer of the Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Company on October 2, 1997, do hereby determine and establish the following terms for a series (the "Series") of the Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), between the Company and The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):


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
 (1)     Title of Securities of the Series:                          6-3/8% Notes Due November 15, 2007

 (2)     Limit, if any, upon the aggregate principal amount
         of Securities of the Series which may be
         authenticated and delivered under the Indenture
         (except for Securities authenticated and delivered
         upon registration of transfer of, or in exchange
         for, or in lieu of, other Securities of the Series
         pursuant to Section 2.08, 2.09,2.12, 3.06 or 9.05 of
         the Indenture):                                             $100,000,000

 (3)     Date or dates on which the principal of Securities
         of the Series is payable:                                   November 15, 2007

 (4)     With respect to interest on Securities of the
         Series:
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
         (a)    The rate or rates at which Securities of the         6-3/8% per annum on non-overdue
                Series shall bear interest:                          principal and (to the extent that the
                                                                     payment of such interest shall be
                                                                     legally enforceable) on any overdue
                                                                     principal and any overdue installment of
                                                                     interest.

         (b)    The method of calculating such rate or rates
                of interest:                                         Not applicable.

         (c)    The date from which such interest shall              November 21, 1997, or from the most
                accrue:                                              recent May 15 or November 15 to which
                                                                     interest has been paid or duly provided
                                                                     for, until the principal thereof is paid
                                                                     or made available for payment.
         (d)    The dates on which such interest shall be            May 15 and November 15, commencing
                payable ("Interest Payment Dates"):                  May 15, 1998.


         (e)    Record dates for interest payable on any             The close of business on the May 1 or
                interest payment date:                               November 1 (even if a Legal Holiday), as
                                                                     the case may be, next preceding an
                                                                     Interest Payment Date shall be the
                                                                     "Regular Record Date" for the interest
                                                                     payable on such Interest Payment Date; a
                                                                     special record date shall be fixed for
                                                                     the payment of defaulted interest in
                                                                     accordance with Section 2.14 of the
                                                                     Indenture.
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
 (5)     Place or places where the principal of and interest         At the office or agency of the Company
         on Securities of the Series shall be payable:               maintained for such purpose in the
                                                                     Borough of Manhattan, The City of New
                                                                     York, State of New York, which at the
                                                                     date hereof is the principal corporate
                                                                     trust office of the Trustee, and at any
                                                                     other office or agency maintained by the
                                                                     Company for such purpose, provided,
                                                                     however, that at the option of the
                                                                     Company it may pay interest by check or
                                                                     draft mailed to the Holder's address as
                                                                     it appears on the register for
                                                                     Securities of the Series.

 (6)     With respect to redemption, in whole or in part, of         The Securities of the Series are not
         Securities of the Series at the option of the               redeemable prior to maturity.
         Company:

 (7) With respect to the mandatory redemption or purchase of Securities of the Series:

         (a)    Any provisions for a sinking fund or
                analogous provisions or for mandatory
                redemption upon the happening of a specified
                event or for redemption or purchase at the
                option of a Holder:                                  Not applicable.

         (b)    The period or periods within which such
                redemptions or purchases must be made:               Not applicable.

         (c)    The applicable price or prices at which such
                redemptions or purchases must be made:               Not applicable.

         (d)    The terms and conditions of such redemptions
                or purchases:                                        Not applicable.

 (8)     Denominations in which Securities of the Series are         $1,000 and integral multiples thereof.
         issuable:
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
 (9)     If other than the principal amount thereof, the
         portion of the principal amount of Securities of the
         Series payable on declaration of acceleration
         pursuant to Section 6.02 of the Indenture:                  Not applicable.

 (10)    (a)    Whether Securities of the Series are issuable
                as Registered Securities, Unregistered
                Securities (with or without Interest
                coupons), or any combination thereof:                Registered Securities only.

         (b)    Any restrictions applicable to the offering
                or sale of Unregistered Securities:                  Not applicable.

         (c)    Whether, and the terms upon which,
                Unregistered Securities of the Series may be
                exchanged for Registered Securities of the
                Series and vice versa:                               Not applicable.

 (11) With respect to the payment of additional amounts on Securities of the Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted:

         (a)    Whether and under what circumstances such
                payments will be made:                               Not applicable.

         (b)    If such additional amounts are to be paid,
                whether the Company will have the option to
                redeem such Securities of the Series rather
                than pay such additional amounts:                    Not applicable.

 (12)    Whether the Securities of the Series are issuable in        The Securities of the Series  will be
         whole or in part in the form of one or more Global          represented by a Global Security or
         Securities and, in such case, the Depository for            Securities to be deposited with The
         such  Global Security or Securities:                        Depository Trust Company, as Depository,
                                                                     in accordance with its "book-entry only"
                                                                     procedures.
 (13)    The currency or currencies in which payment of the
         principal of and interest on the Securities of the
         Series shall be payable:                                    U.S. dollars.
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
 (14)    Whether the amount or payments of principal of or
         interest on the Securities of the Series may be
         determined with reference to an index and, in such
         case, the manner in which such amounts shall be
         determined:                                                 Not applicable.

 (15)    Any other covenants or terms of Securities of the
         Series, including any additional restrictive
         covenants not described above or any terms required
         by United States laws or regulations or advisable in
         connection with the marketing of Securities of the
         Series:                                                     None.

 (16)    Initial public offering price of Securities of the          99.338% of their principal amount.
         Series:
 (17)    Underwriters' commission or discount as a percentage
         of the principal amount of Securities of the Series
         to be issued:                                               .65%

 (18)    Agency fees as a percentage of the principal amount
         of Securities of the Series to be issued:                   Not applicable.

 (19) Attached to this Certificate as Exhibit A is a specimen of the Securities of the Series, which is hereby approved.

 (20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement (including
         Schedules I and II thereto), which is hereby approved, relating to the offering and sale of the Securities of the Series and the Securities of another series to be issued under the Indenture entitled 7% Debentures Due November 15, 2027, the terms and forms of which have been determined and established pursuant to a separate Officers'
         Certificate dated the date hereof.
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IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Company.
Dated:  November 18, 1997


                                                  By:
                                                      ---------------------
                                                         Donald E. Kiernan
                                                         Vice President



                                                  By:
                                                      ---------------------
                                                         Michael D. Olson
                                                         Assistant Treasurer





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